Page 1
                                                           EXHIBIT 23.2



                                          CONSENT OF COOPERS & LYBRAND L.L.P.


         We consent to the incorporation by reference in this Registration Statement on Form S-8 of the Sun Company, Inc. Long-Term Performance Enhancement Plan of our report dated February 13, 1996, except for the restatement for discontinued operations as described in Note 2 to the consolidated financial statements for which the date is February 13, 1997 (which includes an explanatory paragraph regarding the Company's change in method of accounting for impairment of long-lived assets in 1995 and the Company's change in method of accounting for postemployment benefits in 1994) on our audits of the consolidated financial statements and financial statement schedule of Sun Company, Inc. and subsidiaries as of December 31, 1995 and for each of the two years in the period ended December 31, 1995, which report is incorporated by reference in the Sun Company, Inc. Annual Report on Form 10-K for the year ended December 31, 1996.


/s/ COOPERS & LYBRAND L.L.P.
----------------------------
Coopers & Lybrand L.L.P.
2400 Eleven Penn Center
Philadelphia, PA  19103
July 8, 1997